SCHEDULE 14A INFORMATION

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                            MAXWELL SHOE COMPANY INC.
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                (Name of Registrant as Specified In Its Charter)

                            JONES APPAREL GROUP, INC.
                              MSC ACQUISITION CORP.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


The following is a portion of the transcript of a conference call held by Jones Apparel Group, Inc. on April 27, 2004:

[Portions of the transcript that are not related to the tender offer or the consent solicitation are omitted.]

                       * * * * * * * * * * * * * * * * *

QUESTION AND ANSWER SECTION

QUESTION - LIZABETH DUNN: Okay. And then second question, do you have any comments on the status of the Maxwell situation and where you think that - or how you think that will play out?

ANSWER - PETER BONEPARTH: The only comment is, the process has obviously started, the consent solicitation has been launched, and really not a lot to add. Our position has been from the beginning that at the end of the day we had a management team and a board that refused to sit down with us, so we've simply just taken the discussion into the shareholders' hands. And the process of a consent solicitation allows us to do that. So, we look forward at some point to having that dialogue.

                       * * * * * * * * * * * * * * * * *

                             IMPORTANT INFORMATION

Investors and security holders are urged to read the disclosure documents filed with the Securities and Exchange Commission (the "SEC") on March 23, 2004 and from time to time, including the tender offer statement, regarding the tender offer by MSC Acquisition Corp. ("MSC"), an indirect wholly owned subsidiary of Jones Apparel Group, Inc. ("Jones"), for all the outstanding shares of Class A Common Stock, together with the associated preferred stock purchase rights, of Maxwell Shoe Company Inc. ("Maxwell"). Investors and security holders may obtain a free copy of the disclosure documents (when they are available) and other documents filed by Jones or MSC with the SEC at the SEC's website at www.sec.gov. In addition, documents filed with the SEC by Jones or MSC may be obtained free of charge from Jones by directing a request to Jones Apparel Group, Inc., 250 Rittenhouse Circle, Keystone Park, Bristol, Pennsylvania 19007, Attention: Chief Operating and Financial Officer.

Jones filed a definitive consent solicitation statement on April 21, 2004 with the SEC. Investors and security holders may obtain a free copy of the definitive consent solicitation statement and other documents filed by Jones or MSC with the SEC at the SEC's website at www.sec.gov. In addition, documents filed with the SEC by Jones or MSC may be obtained free of charge from Jones by directing a request to Jones Apparel Group, Inc., 250 Rittenhouse Circle, Keystone Park, Bristol, Pennsylvania 19007, Attention:
Chief Operating and Financial Officer.

                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

Jones, MSC and, in each case, certain of its officers, directors and nominees for the directorships of Maxwell, among others, may be deemed to be participants in the solicitation of Maxwell's stockholders. The security holders of Maxwell may obtain information regarding the names, affiliations and interests of individuals who may be participants in the solicitation of Maxwell's stockholders in the definitive consent solicitation statement filed by Jones with the SEC on Schedule 14A on April 21, 2004.